EXECUTIVE
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of this 6th day of October, 1999 by and among primeoutlets.com inc., a Maryland corporation ("Employer"), Prime Retail, L.P., a Delaware limited partnership ("PRT LP"), Prime Retail, Inc., a Maryland corporation and sole general partner of PRT LP ("PRT" and collectively with PRT LP, "Prime"), and William H. Carpenter, Jr., an individual domiciled in the State of Maryland ("Executive").

                                   Witnesseth

     WHEREAS, Employer is engaged primarily in the design, development and operation of an online "virtual outlet center" for the sale of retail goods via the Internet;

     WHEREAS, Employer is an affiliate of Prime;

     WHEREAS, prior to the Commencement Date (as defined herein), Executive has been employed by Prime;

     WHEREAS, Employer believes that it will benefit from the application of Executive's particular and unique skill, experience, and background to the management and operation of Employer;

     WHEREAS, Prime believes that it will benefit from Executive's employment with Employer based on its affiliation with Employer;

     WHEREAS, subject to the terms and conditions set forth herein the Executive wishes to resign from his employment with Prime and commit to serve Employer in the position set forth herein on the terms herein provided.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Employer, Prime and Executive hereby agree as follows:

     1. Employment and Duties.  During the Employment Term hereof (as defined in
Section 2 hereof), Employer agrees to retain Executive, and Executive agrees to be retained by Employer, as the President and Chief Executive Officer of Employer on the terms and conditions provided in this Agreement. Executive shall serve as the President and Chief Executive Officer of Employer and his duties shall include oversight and responsibility for Employer's sales, marketing, operations, finance and administrative functions. Executive shall report to the Board of Directors of Employer (the "Employer Board") which may, from time to time, further define Executive's duties and responsibilities hereunder or under the Bylaws of Employer in a manner consistent with the offices for which he has been retained hereunder. Executive agrees to devote his best efforts and substantially all of his business time, attention, energy, and skill to performing his duties to Employer under this Agreement. Executive shall serve as a director of Employer and as a member of the Executive Committee of Employer until Executive is no longer performing services for Employer under this Agreement. During the Pre-Transaction Period (as defined in subsection 3(b)(2)) and for so long as Executive is performing services for Employer under this Agreement, PRT agrees to cause Executive to be nominated as a director of PRT.

     2. Employment Term. Unless earlier terminated as provided herein, the term of this Agreement shall be a period commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of such date (the "Initial Term"). If neither Employer nor Executive provide notice within one hundred eighty (180) days prior to the termination of this Agreement, then this Agreement will be considered renewed for successive one (1) year periods (each a "Renewal Term"). The Initial Term and any Renewal Term is hereinafter referred to as the "Employment Term."

     3. Compensation and Related Matters.

     (a) Base Compensation. As compensation for performing the services required by this Agreement during the Employment Term, Employer shall pay to Executive an annual salary of no less than $425,000 ("Base Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Beginning January 1, 2000, Executive shall receive a five (5) percent annual increase in Base Compensation.

     (b) Performance Bonus.

     (1) On or before March 31, 2000, and in any event not later than the date on which performance bonuses are paid to senior executive officers of PRT for calendar year 1999, Executive shall be entitled to receive a cash bonus equal to the 0.83 times the amount of performance bonus for 1999 that Executive would have been entitled to receive from PRT had Executive remained in the employ of PRT through December 31, 1999.

     (2) Prior to the completion of a Strategic Transaction (as defined below) but in no event later than the date two (2) years following the Commencement Date (the "Pre-Transaction Period"), Executive shall have the right to receive a cash bonus for each calendar year (or portion thereof) during such period, in such amounts and on such terms and conditions as the Chairman of the Employer Board, in its sole discretion, may determine.

     (3) After the Pre-Transaction Period and as long as this Agreement has not otherwise been terminated as provided herein (the "Post-Transaction Period"), the Employer Board, in its sole and absolute discretion, may, but in no event shall be obligated to, authorize the payment of a cash bonus to Executive based upon achievement of such corporate and individual performance goals and objectives as may be established or determined by the Employer Board from time to time. Without limiting the foregoing, Executive shall also be entitled to participate in any performance or incentive bonus program established by Employer and otherwise made generally available to its executive officers.

     Any amount paid to Executive pursuant to this Section 3(b) is herein referred to as a "Performance Bonus". As used herein, "Strategic Transaction" shall mean the earlier to occur of (i) the initial bona fide underwritten sale to the public of common stock or any other capital stock of Employer that is made pursuant to a registration statement (other than a registration statement on Form S-8 or any other form relating to securities issuable under an employee benefit plan of Employer) that is declared effective by the Securities and Exchange Commission ("IPO") or (ii) an Employer Change of Control. For purposes of this Agreement, an "Employer Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

     (A) PRT or any affiliate thereof shall cease to "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) securities representing a majority of the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors; or

     (B) Employer shall have consummated a sale or other disposition of all or substantially all of the assets of Employer.

     (c) Health Insurance and Other Benefits.

     (1) During the Pre-Transaction Period and subject to the limitations and affirmative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plans established by Prime (which may include contributions by Executive) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Prime (or in which Prime participates), as such plans and programs may be amended or modified from time to time by Prime, according to the terms of such plans or programs with all the benefits, rights and privileges as are enjoyed by similarly situated executive officers of Prime.

     (2) During the Post-Transaction Period and subject to the limitations and affirmative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plans established by Employer (which may include contributions by Executive) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other similarly situated executive officers of Employer. The medical, dental, retirement or other benefit plans contemplated by this Section 3(c)(2) shall be no less favorable to Executive than the benefits provided to Executive by Prime immediately prior to the Commencement Date.

     (3) If the participation of Executive in any of the plans described in this
Section 3(c) would adversely affect the qualification of a plan intended to be qualified under Section 401(a) of the Internal Revenue Code as the same may be amended from time to time (the "Code"), Prime or Employer, as the case may be, shall have the right to exclude Executive from that plan in return for Executive's participation in (A) a nonqualified deferred compensation plan or
(B) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified plan under the Code at the option of Prime or Employer, as the case may be.

     (d) Life Insurance. Employer shall provide $5,000,000 of term life insurance for the benefit of the Executive during the Employment Term.

     (e) Strategic Bonus. Executive shall have the right to receive, and Employer agrees to pay Executive, a bonus (the "Strategic Bonus") in an aggregate amount equal to the lesser of (i) $2,000,000 or (ii) three percent (3%) of the aggregate Fair Market Value of Employer's capital stock, payable in one lump sum immediately following the consummation of a Qualified Strategic Transaction. Qualified Strategic Transaction shall mean any Strategic Transaction if, immediately following such transaction, the sum of (i) the Fair Market Value of all of the issued and outstanding capital stock of Employer and
(ii) the total indebtedness of Employer equals or exceeds $50,000,000. For purposes of this Agreement, Fair Market Value means (A) in the case of an IPO the initial public offering price of Employer's capital stock and (B) in connection with a Change of Control, the fair market value as determined in good faith by a majority of the Board of Directors of PRT.

     (f) Restricted Stock Award.

     (1) On the Commencement Date or no later than October 15, 1999, Executive shall receive an award of 1,000,000 shares of common stock, $0.01 par value per share, of Employer pursuant to the 1999 primeoutlets.com inc Incentive Share Program. Executive agrees that he will execute and file a form of election under
Section  83(b) of the Code in  respect  of the  receipt  of such  award.  [Note:
Restricted stock award amounts assume that Employer will have 55 million shares of common stock outstanding on the Commencement Date. Any change in the number of outstanding shares will result in a pro rata adjustment to the individual awards. Shares will vest ratably over a three year period; provided however if this agreement is terminated pursuant to Section 4(a)(1), 4(a)(4), 4(b)(1) or 4(c) all shares shall be fully vested as of Executive's effective date of termination.]

     (2) Employer warrants and represents to Executive that Exhibit A sets forth the total number of shares of capital stock and the par value thereof which Employer is authorized to issue and the number of such shares which are issued and outstanding as of the Commencement Date.

     (g) Options.

     (1) Prior to completing an IPO, Employer shall adopt a stock option plan. Executive shall be entitled to participate in such plan on terms no less favorable than are made available to any similarly situated executive officer in an electronic-commerce company of comparable size and stage of development.

     (2) As long as this Agreement has not otherwise been terminated as provided herein, any and all options granted to Executive under PRT's various stock option plans shall continue to vest and to be otherwise governed according the terms and conditions of the various plans under which the options were granted.

     (h) 1999 Prime Retail Long-Term Stock Incentive Program. As long as this Agreement has not otherwise been terminated as provided herein, Executive shall continue to participate in Prime's 1999 Long-Term Incentive Program (the "1999 LTIP") and to receive the benefits contemplated thereby to the same extent as if Executive were employed by Prime through December 31, 1999. Prime shall amend the 1999 LTIP to allow the continued participation by Executive in the 1999 LTIP through the earlier of (i) the third anniversary of any Award Date, as such term is defined in the 1999 LTIP or (ii) Executive's effective date of termination under this Agreement.

     (i) Vacation and Leaves of Absence. Executive shall be entitled to four (4) weeks of paid vacation leave during each twelve (12) month calendar period and paid holidays in accordance with Employer's established policies. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is four weeks. In addition to the foregoing, Executive may be granted leaves of absence with or without pay for such other reasons as shall be mutually agreed upon by the Employer Board and Executive.

     (j) Expenses. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policy and procedures, for all reasonable and necessary expenses incurred by the Executive in the performance of his duties hereunder.

     (k) Special Distribution. On or prior to January 30, 2000 and regardless of whether or not this Agreement has been terminated for any reason, Executive shall receive from PRT LP a special distribution (the "Special Distribution") in an amount equal to the aggregate balance of unpaid principal and accrued interest as of such date with respect to that certain Secured Promissory Note of Carpenter Family Associates LLC dated March 21, 1994 (as modified by that certain Allonge dated January 1, 1996) (the "Note"). Executive hereby agrees to use the proceeds of such Special Distribution to immediately pay in full all outstanding obligations under the Note.

     (l) Tickets. During the Pre-Transaction Period, and subject to PRT's customary policies and procedures relating to business entertainment and marketing expenses, Employer shall first offer Executive the right to use Employer's four (4) tickets to each Baltimore Ravens home game. Upon the occurrence of a Qualified Strategic Transaction, PRT hereby agrees to contribute to Employer PRT's four (4) season tickets to each Baltimore Ravens home game.

     4. Termination and Termination Benefits.

     (a) Termination by Employer.

     (1) Without Cause. Employer may terminate this Agreement and Executive's services at any time for any reason or for no reason at all upon thirty (30) days' prior written notice to Executive. In connection with the termination of Executive's services pursuant to this Section 4(a)(1), Executive (and Executive's eligible dependents with respect to paragraphs (D) and (E) below) shall be entitled to receive:

     (A) all accrued but unpaid  amounts of the Base Salary through the later of
(i) six (6) months following the effective date of termination or (ii) two (2) years following the Commencement Date, payable in accordance with the provisions of Section 3(a) above;

     (B) payment in an amount equal to the greater of (i) (a) 2.0 times the amount of any cash bonus received by Executive from PRT for the year ended December 31, 1998 less (b) the amount of any Performance Bonus theretofore paid to Executive pursuant to Section 3(b) hereof for the year of termination or (ii)
 .5 times the amount of the most recent Performance Bonus paid to Executive by PRT or Employer in respect of any full calendar year, to be paid in a lump sum amount within thirty (30) days of the effective date of termination;

     (C) any vested benefits or amounts pursuant to Sections 3(c) (Health Insurance), 3(i) (Vacation) and 3(j) (Expenses) hereof through the effective date of termination, payable as otherwise provided in such Sections;

     (D) the health insurance benefits specified in Section 3(c) above for a period through the later of (i) six (6) months following the effective date of termination and (ii) two years following the Commencement Date, and following such time period, the Executive shall be entitled to all rights afforded to him under the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA") to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law; and

     (E) the life insurance benefits specified in Section 3(d) above for a period through the later of (i) six (6) months following the effective date of termination and (ii) two (2) years following the Commencement Date; and

     (F) in the event that Executive is terminated without cause pursuant to this Section 4(a)(1) and within three months from the effective date of such termination the Company consummates a Qualified Strategic Transaction, then Executive shall be entitled to receive the Strategic Bonus set forth in Section 4(e).

     With respect to Section 4(a)(1)(D) above, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the effective date of termination.

     (2) With Cause. Employer may terminate this Agreement with "cause" immediately upon written notice to Executive. In connection with the termination of Executive's services pursuant to this Section 4(a)(2), Executive (and Executive's eligible dependents with respect to paragraphs (D) and (E) below) shall:
     (A) be entitled to receive all accrued but unpaid amounts of the Base Salary through the effective date of termination, payable in accordance with the provisions of Section 3(a) above;

     (B) forfeit his entitlement to any bonuses or other payments otherwise payable to him in accordance with Section 3(b) hereof; and

     (C) be entitled to the vested benefits or amounts pursuant to Sections 3(c) (Health Insurance), 3(d) (Life Insurance), 3(i) (Vacation) and 3(j) (Expenses) hereof through the effective date of termination, payable as otherwise provided in such Sections;

     (D) be entitled  to receive  the health  insurance  benefits  specified  in
Section 3(c)(1) above for three (3) months following the effective date of termination, and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law; and

     (E) be entitled to receive the life insurance benefits specified in Section 3(d) above for three (3) months following the effective date of termination.

     With respect to Section 4(a)(2)(D) above, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the effective date of termination.

     (3) "Cause" Defined. For purposes of this Agreement, "cause" shall mean a finding by the Employer Board:

     (A) that the Executive has materially harmed Employer through an act of dishonesty or material conflict of interest that relates to the performance of Executive's duties hereunder;

     (B) of Executive's conviction of a felony involving moral turpitude, fraud or embezzlement;

     (C) that Executive's failure to perform in any material respect his duties under this Agreement (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion); or

     (D) of a material breach by Executive of any of his obligations hereunder and the failure of Executive to cure such breach within thirty (30) days after receipt by the Executive of a written notice of Employer specifying in reasonable detail the nature of the breach.

     (4) Disability. If due to illness, physical or mental disability, or other incapacity, Executive shall fail to perform the duties required by this Agreement during any four (4) consecutive months during the Employment Term, Employer may terminate this Agreement upon thirty (30) days written notice to Executive. In such event, Executive shall receive all of the benefits afforded to Executive pursuant to Section 4(a)(1) above.

     (b) Termination by Executive.

     (1) With Good Reason. Executive may terminate this Agreement with "good reason" upon written notice to Employer. In connection with the termination of this Agreement pursuant to this Section 4(b)(1), Executive shall be entitled to receive all of the benefits afforded to Executive pursuant to Section 4(a)(1) above.

     (2) Without Good Reason. Executive may terminate this Agreement at any time for any reason or for no reason at all upon sixty (60) days' written notice to Company, during which period Executive shall continue to perform his duties under this Agreement if Employer so elects. In connection with the termination of Executive's services pursuant to this Section 4(b)(2), Executive (and Executive's eligible dependents with respect to paragraphs (C) and (D) below) shall:

     (A) be entitled to receive all accrued but unpaid amounts of the Base Salary through the effective date of termination, paid in accordance with the provisions of Section 3(a) above;

     (B) forfeit his entitlement to any bonuses or other payments otherwise payable to him in accordance with Section 3(b) hereof;

     (C) be entitled to receive the vested benefits and amounts set forth in Sections 3(c) (Health Insurance), 3(d) (Life Insurance), 3(i) (Vacation) and 3(j) (Expenses) hereof through the effective date of termination, payable in accordance with the provisions of such Sections;

     (D) be entitled  to receive  the health  insurance  benefits  specified  in
Section 3(c)(1) above for six (6) months following the effective date of termination, and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law; and

     (E) be entitled to receive the life insurance benefits specified in Section 3(d) above for six (6) months following the date of termination.

     With respect to Section 4(b)(2)(C), to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the effective date of termination.

     (3) Good Reason. For purposes of this Agreement, "good reason" shall mean:

     (A) the material breach by Employer of any of its obligations hereunder (a bona fide dispute regarding the Performance Bonus shall not be a material breach by Employer) and the failure of Employer to cure such breach within thirty (30) days after receipt by Employer of a written notice from the Executive specifying in reasonable detail the nature of the breach, unless such breach requires a longer period to cure, then Employer shall have the right to cure such breach within such additional period of time not to exceed ninety (90) days;

     (B) the amounts payable to the Executive as existed and as provided in this Agreement immediately prior to such event have been materially reduced in any way (other than by virtue of the termination of the Pre-Transaction Period);

     (C) Employer fails to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant) of all such compensation, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement; or

     (D) Executive's title or scope of responsibilities and duties are diminished as they existed and as provided in this Agreement immediately prior to such event, or Employer fails to provide Executive with adequate office facilities and support services to perform such responsibilities and duties.

     (c) Death. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In this event, Executive's estate shall be entitled to receive: (i) all accrued but unpaid amounts of the Executive's Base Salary through the date of Executive's death, payable in accordance with the provisions of Section 3(a) above; (ii) any earned but unpaid bonus(es) otherwise payable to Executive in accordance with Sections 3(b) and 3(e); and (iii) any vested benefits or amounts pursuant to Sections 3(i) (Vacation) and 3(j) (Expenses). In addition, the Executive's eligible dependents shall be entitled to receive the health insurance benefits specified in Section 3(c)(1) above for a period through the earlier to occur of (i) the expiration of the Pre-IPO Period or (ii) twelve (12) months following the effective date of termination, and following such time period, such eligible decedents shall be entitled to all rights afforded to them under COBRA to purchase continuation coverage of such health insurance benefits for the maximum period permitted by law. With respect to the preceding sentence, to the extent required by applicable law, the Executive's dependents shall be deemed to have elected to exercise their rights under COBRA as of the effective date of termination. This Section 4(d) shall not limit the entitlement of Executive under any insurance or other benefits plan or policy that is maintained by Employer for Executive's benefit.

     (d) Purchase of Life Insurance. Notwithstanding anything to the contrary contained herein, in the event that the services of the Executive with Employer terminate for any reason other than death, the Executive shall have the right to acquire any life insurance policies maintained by Employer on the life of the Executive by (i) notifying Employer in writing of his desire to so purchase such life insurance policy or policies and (ii) tendering to Employer a check in an amount equal to the interpolated surrender cash value of such life insurance policy or policies together with any unearned portion of any current year premium thereof, both within sixty (60) days of the effective date of such termination.

     (e) Termination Following a PRT Change of Control. If, during the Pre-Transaction Period and following a PRT Change of Control, Employer terminates this Agreement and Executive's services other than for cause or Executive terminates this Agreement with good reason, Executive shall be entitled to receive, in addition to all of the benefits afforded to Executive pursuant to Section 4(a)(1) above, a severance payment in an amount equal to $830,000 payable within thirty (30) days of the effective date of termination. For purposes of this Agreement, PRT Change of Control shall have the meaning assigned to the term "Change of Control" in the Prior Agreement (as defined in Section 7).

     (f) Modification of Termination Benefits. This Section 4 shall only be effective during the Pre-Transaction Period. Upon commencement of the Post-Transaction Period, this Section 4 shall be amended and restated by Executive and Employer to contain such provisions as the parties agree are customary for agreements of this type for similarly situated companies; provided, however, that in no event shall such benefits be less favorable to Executive than those set forth in the Prior Agreement.

     5. Covenants of Executive.

     (a) No Conflicts. Executive represents and warrants that he is not personally subject to any agreement, order or decree that restricts his acceptance of this Agreement and performance of his duties with Employer hereunder.

     (b) Non-Competition. In return for the performance of the management duties described in Section 3 hereof, during the Employment Term and for a period of one year thereafter in the event of the termination of this Agreement pursuant to the provisions of Sections 4(a)(1), 4(a)(2), 4(b)(1), 4(b)(2) or 4(e) hereof (the "Restrictive Period"), Executive shall not, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity with whom he may be employed or associated, compete with the Business (as hereinafter defined) in any of the following described manners: (i) perform services of the types that Executive performs on behalf of the Group (as hereinafter defined) for himself, or any affiliate of himself or for any competitor of the Group if such competitor engages in the Business within any geographic area or territory wherein the Group is engaged in the Business at the time of Executive's termination of services hereunder ("Restrictive Geographic Area"); or (ii) solicit or accept any Business (or help any other person solicit or accept any Business) from any person or entity that on the date of this Agreement is a vendor, customer or tenant of the Group or at the time of termination of this Agreement any vendor, customer or tenant that is actively being pursued by the Group and that Executive knows is being pursued. For purposes hereof, "Group" shall mean Employer and any of its subsidiaries or affiliates, and the term "Business" means any interest in (A) any internet retail business that is within the primary business of Employer, as determined from time to time, by a majority vote of the Employer Board and (B) any real property within the retail business that is within the primary business of PRT, as determined from time to time by a majority of Board of Directors of PRT. Furthermore, during the Restrictive Period, Executive shall not, directly or indirectly, induce or attempt to persuade any employee or customer, vendor or tenant of the Group or any such entity being actively pursued by the Group to terminate its business relationship with the Group or not proceed with a business relationship with the Group. Notwithstanding the foregoing, nothing herein shall prohibit Executive from owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise.

     (c) Non-Disclosure. During the Restrictive Period and in the Restrictive Geographic Area, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of the Group, any Trade Secret (as hereinafter defined) of the Group, whether such Trade Secret is in Executive's memory or embodied in writing or other physical form. For purposes of this Section 5(c), "Trade Secret" means any information that derives independent economic value, actual or potential, with respect to Employer from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, trade secrets, customer lists, sales records and other proprietary commercial information. Said term, however, shall not include general "know-how" information acquired by Executive during the course of his service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense that does not relate to Employer.

     (d) Return of Documents. Upon termination of his services with Employer, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Employer within Executive's possession or under his control.

     (e) Equitable Relief. In the event of any breach by Executive of any of the covenants contained in this Section 5, it is specifically understood and agreed that Employer shall be entitled, in addition to any other remedy that it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

     (f)  Acknowledgment.  Executive  acknowledges  that he will be directly and materially involved as a senior executive in all important policy and operational decisions of Employer. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Employer and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of this Section 5 are fair and reasonable, are minimally necessary to protect Employer, its other stockholders and the public from the unfair competition of Executive who, as a result of his performance of services on behalf of Employer, will have had unlimited access to the most confidential and important information of Employer, its business and future plans. Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that he will be able to earn a reasonable livelihood following termination of his services notwithstanding enforcement of the covenants contained herein.

     6. Gross Up Payments. Anything in this Agreement to the contrary notwithstanding, in the event that any payment by or on behalf of Employer to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
6) (the "Payments") is determined to be an "excess parachute payment" pursuant to Code Section 280G or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code, or any interest or penalties are incurred by Executive with respect to such Payments (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes imposed upon the Gross-Up Payment, including, without limitation, federal, state, local or other income taxes, FICA taxes, and additional Excise Tax (and any interest and penalties imposed with respect to such taxes), Executive retains a portion of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (a) Determination of Gross-Up. Subject to the provisions of paragraph (b) below, all determinations required to be made under this Section, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that serves as Employer's auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to Employer and Executive within 15 business days of the receipt of notice from Employer or Executive that there have been Payments, or such earlier time as is requested by Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive shall designate another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by Employer. Any Gross-Up Payment, as determined pursuant to this Section, shall be paid by Employer to Executive within five days after the receipt by Employer and Executive of the Accounting firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon Employer and Executive, except as provided in paragraph (b) below.

     (b) IRS  Claims.  As a result  of the  uncertainty  in the  application  of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Internal Revenue Service or other agency will claim that a greater Excise Tax is due, and thus a greater amount of Gross-Up Payment should have been made by Employer than that determined pursuant to paragraph (a) above (an "Underpayment"). In the event that Executive is required to make a payment of any such Excise Tax, the Accounting Firm shall determine the amount of the additional Gross-Up Payment due to the Executive based on the Underpayment, and such additional Gross-Up Payment shall be promptly paid by Employer to or for the benefit of the Executive. Executive shall notify Employer in writing of any claim by the Internal Revenue Service or other agency that, if successful, would require the payment by Employer of the Gross-Up Payment or an Underpayment.

     7. Prior Agreement. Except as set forth on Schedule 1, this Agreement supersedes and is in lieu of any and all other employment or service arrangements between Executive, on the one hand, and Employer, Prime or its predecessors or any subsidiaries, on the other hand, including, without limitation, that certain Combined Service and Special Distribution and Allocation Agreement dated as of March 19, 1998 (the "Prior Agreement") and any and all such employment or service agreements and arrangements are hereby terminated and deemed of no further force or effect.

     8. Assignment. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its right hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     9. Successors. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and Employer's successors and assigns. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place; provided, however, that Employer and Prime shall remain primarily liable to Executive to fulfill each of their respective obligations under this Agreement and that any such assignee also agrees to be primarily liable to Executive jointly and severally with Employer on the one hand and Prime on the other hand to fulfill all of Employer's and Prime's obligations under this Agreement. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement.

     10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered in person or sent by any national overnight delivery service or by certified mail to the following addresses (or to any other address that any party may designate by notice to the other parties hereto):

     (a) if to Executive, to:

                  William H. Carpenter, Jr.
                  659 Rock Cove Lane
                  Severna Park, Maryland  21146

                  with a copy to:

                  David M. Fleishman, Esq.
                  Venable, Baetjer and Howard, L.L.P.
                  1800 Mercantile Bank & Trust Bldg.
                  Two Hopkins Plaza
                  Baltimore, Maryland  21201

         (b)      if to Employer, to:

                  Primeoutlets.com
                  100 East Pratt Street
                  19th Floor
                  Baltimore, Maryland 21202
                  General Counsel

                  with a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois 60601
                  Attention:  Wayne D. Boberg

         (c)      if to Prime, to:

                  Prime Retail, Inc.
                  100 East Pratt Street
                  19th Floor
                  Baltimore, Maryland 21202
                  General Counsel

                  with a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois 60601
                  Attention:  Steve J. Gavin

     11. Amendment. This Agreement may not be changed, modified or amended except in writing signed by all of the parties hereto.

     12. Waiver of Breach. The waiver by any of the parties hereto of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any part.

     13. Severability. Prime, Employer and Executive each expressly agree and contract that it is not the intention of any of the parties hereto to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same of this agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

     14. Opportunity to Employ Counsel. Executive acknowledges receipt of a copy of this Agreement prior to his execution of this Agreement with Employer and also acknowledges that he has had ample time and opportunity to employ counsel of his choice to provide advice concerning the terms and conditions of this Agreement.

     15. Legal Fees. If Employer or Prime materially breach any of their respective obligations to Executive under this Agreement and the Executive brings any action, claim, demand, suit or proceeding against Employer or Prime to enforce his rights under this Agreement, Employer or Prime, as the case may be, agrees that it will pay all reasonable legal fees and related legal costs (collectively "Legal Fees") incurred by Executive no later than thirty (30) days following a judgment by a court of competent jurisdiction that Employer or Prime materially breached its obligations to the Executive under this Agreement; provided, however, that if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction that Employer or Prime did not materially breach any of its obligations to Executive under this Agreement, Executive will pay to Employer or Prime, as the case may be, within thirty (30) days from such final judgment or adjudication the aggregate amount of legal fees and expenses incurred by Company or Prime with respect to such action and the amount of any Legal Fees that were previously paid to Executive by Employer or Prime pursuant to this Section 15. Without limiting the foregoing, Employer hereby agrees to reimburse Executive for (a) his reasonable legal expenses incurred in connection with this Agreement subject to a maximum reimbursement of $20,000 and (b) his reasonable legal, accounting and tax expenses incurred in connection with Executive's direct or indirect ownership of PRT securities and in connection with any PRT Change of Control or Employer Change of Control, subject to a maximum annual reimbursement of $10,000.

     16. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Maryland, exclusive of the conflict of laws provisions of the State of Maryland.

     17. Notice of Future  Employment.  Executive  agrees that during the twelve
(12) consecutive months immediately following the termination of this Agreement, Executive will within fourteen (14) days of each instance of new employment notify Employer in writing of the identity of his new employer, the job title associated with such employment and a description of the nature of Executive's duties in connection with such employment.

     18. Resignation and Release.

     (a) Termination of Employment at Prime. Executive's employment with Prime will terminate and Executive shall resign from Prime's Executive Committee effective on the Commencement Date (as defined herein). Notwithstanding the previous sentence, Executive shall continue to serve as a director of PRT. Furthermore, Executive acknowledges and agrees that upon termination of this Agreement for any reason, Executive shall have no right or expectation to renew or recommence employment with Prime in any capacity.

     (b) Release of Claims.

     (1) Executive, with the intention of binding himself, his heirs, executors, administrators and assigns, does hereby release and forever discharge (the "Release") Prime and all of its related companies and affiliated enterprises (other than Employer), administrators, agents, officers, directors, shareholders, successors, assigns and attorneys (and each of their respective counsel and other agents, their respective legal representatives, their respective successors and assigns, their respect past, present and future officers, directors and shareholders, and their past, present and future employees) of and from all manner of actions, cause or causes of action, suits, debts, agreements, promises, charges, claims and demands, whatsoever, in law or in equity, that Executive now has or may have, both known and unknown, arising out of his employment with Prime and his termination from Prime. Such Release includes, but is not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act; or any claim for discrimination or harassment of any kind, breach of contract or public policy, wrongful or retaliatory discharge, defamation and/or any other claim to any form of compensation or benefits, including attorney fees, and which arise prior to the date of this agreement. Such Release does not include any claims or causes of action against Prime arising solely out of Executive's ownership of any capital stock or limited partnership interests in PRT or PRT LP.

     (2) Prime, with the intention of binding itself, all of its related companies and affiliated enterprises (other than Employer) and each of their respective successors and assigns, hereby releases Executive from any all claims, causes of action, rights of action, demands or suits, at law or in equity or otherwise, that Prime now has or may have, both known and unknown, arising out of his employment with Prime and his termination from Prime.

     (3) Prime and Executive understand and agree that the releases set forth herein do not in any way affect the rights of either party to take whatever steps may be necessary to enforce the terms of this Agreement or any of the agreements set forth on Schedule 1 or to obtain appropriate relief in the event of any breach of the terms of this Agreement or any of the agreements set forth on Schedule 1.

     19. Limited Guaranty by Prime. Prime hereby unconditionally guarantees the payments and benefits to which the Executive and his eligible dependents are entitled to pursuant to Sections 3(a), 3(b)(1) and (2), 3(c)(1), 3(d), 3(h), 3(k), 3(1), 4, 6 and 15; provided, however, that this Section 19 shall terminate and cease to be of any force or effect upon the completion of any Strategic Transaction.

     20. Binding Effect. This Agreement shall be binding and legally enforceable against the parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


COMPANY:                                           EXECUTIVE:

PRIMEOUTLETS.COM                                   WILLIAM H. CARPENTER, JR.

By:      /s/ C. Alan Schroeder                    /s/ William H. Carpenter, Jr.
         ------------------------                 -----------------------------
Name:    C. Alan Schroeder
Title:   Executive Vice President,
         General Counsel and
         Secretary




PRIME RETAIL, INC.                                PRIME RETAIL, L.P.

By:      /s/ C. Alan Schroeder                  By:      Prime Retail, Inc.
Name:    C. Alan Schroeder                      Its:     General Partner
         ------------------------
Title:   Executive Vice President,
         General Counsel and                    By:    /s/ C. Alan Schroeder
         Secretary                                     ---------------------
                                                Name:  C. Alan Schroeder
                                                Title: Executive Vice President,
                                                       General Counsel and
                                                       Secretary

                                   SCHEDULE 1
                             Compensation Agreements
                         between Employer and Executive



     Indemnification Agreement dated March 22, 1994 between William H. Carpenter, Jr. and Prime Retail, Inc., as the parties may have amended after the date thereof. [Agreement will have to be amended based on Executive's termination of employment from PRT LP]

     Indemnification and Options Agreement between the Prime Group, Inc., William H. Carpenter, Jr. and the Carpenter Family Associates LLC dated January 1, 1996.





     Secured Promissory Note made by the Carpenter Family Associates LLC, as Borrower, payable to Prime Retail, L.P, as Lender, dated March 22, 1994.

     Pledge and Security Agreement between Carpenter Family Associates LLC and Prime Retail, L.P dated March 22, 1994.

     Guaranty between William H. Carpenter, Jr., as Guarantor, and Prime Retail, L.P. dated March 22, 1994.

     Allonge dated January 1, 1996 between Prime Retail, L.P., the Carpenter Family Associates LLC and William H. Carpenter, Jr.

     Reaffirmation of Pledge and Guaranty between Prime Retail, L.P., the Carpenter Family Associates LLC and William H. Carpenter, Jr. dated January 1, 1996.

     Special Distribution and Allocation Agreement between Prime Retail, L.P. and the Carpenter Family Associates LLC dated January 1, 1996. [Relates to special distributions to have been distributed on or prior to March 31, 1999]

     1999 Special Distribution and Allocation Agreement between Prime Retail, Inc., Prime Retail, L.P. and the Carpenter Family Associates LLC dated March , 1999. [Relates to special distributions to have been distributed on or prior to March 31, 2000. If executed, agreement will have to be amended based on Executive's termination of employment from PRT LP]

                                    Exhibit A


                                    EXHIBIT A
                           Capitalization of Employer


 -------------------------- --------------------- ------------------------------
 Class                        Authorized Shares    Issued and Outstanding Shares
 -------------------------- --------------------- ------------------------------
 -------------------------- --------------------- ------------------------------
 Preferred Stock, par value        5,000,000
 $0.01 per share
 ------------------------- ---------------------- ------------------------------
 ------------------------- ---------------------- ------------------------------
 Common Stock, par value          100,000,000                1,000
 $0.01 per share
 ------------------------- ---------------------- ------------------------------